EXHIBIT 10.1

STOCK REDEMPTION AGREEMENT

THIS AGREEMENT, made and entered into this 4th day of December, 2002, is by and between Clinton J. Sallee and Frederick T. Manlunas (collectively, the “Seller”), and Sitestar Corporation, a Nevada corporation (the “Company”).  Company and Seller shall sometimes be referred to individually as the “Party” and collectively as the “Parties.”

W I T N E S S E T H

WHEREAS, the Seller is the owner and holder of record of 32,483,346 shares of the issued and outstanding shares of the capital stock of the Company (the “Shares”); and

WHEREAS, the Company desires to repurchase the Shares, and the Seller desires to sell, or cause to be sold, the Shares upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in this Agreement, and in order to consummate the purchase and sale of the Shares aforementioned, it is hereby agreed as follows:

ARTICLE 1

PURCHASE AND SALE; CLOSING

1.1

Purchase and Sale of the Shares.  Subject to the terms and conditions hereinafter set forth, at the closing of the transaction contemplated hereby, the Seller shall sell, convey and transfer the Shares and deliver to the Company certificates representing such stock, and the Company shall purchase from the Seller the Shares in consideration of the purchase price set forth in Section 1.2 of this Agreement. The certificates representing the Shares shall be duly endorsed for transfer or accompanied by appropriate stock transfer powers duly executed in blank, in either case with signatures guaranteed in the customary fashion.

1.2

Consideration.  At the Closing (as hereinafter defined), the Company shall redeem the Shares for the sum of $766,659 (the “Redemption Price”).

1.3

Procedure for Closing. The closing of the transactions contemplated by this Agreement (the “Closing”), shall be held at such place as is agreed upon by the Parties on or before the 4th day of December, 2002, (the “Closing Date”).

1.4

Payment of Redemption Price.  Payment of the Redemption Price shall be made by the Company on the Closing Date:

a.

by delivery of a Promissory Note (the “Note”) to the Seller in the amount of $766,659 substantially in the form attached hereto as Exhibit 1.4.a including the following material terms:

i.

The Note shall be secured by all of the Shares as evidenced by a Pledge and Irrevocable Proxy Security Agreement containing customary terms and conditions.  In the event of a default on the Note, the Shareholder shall be permitted to exercise all rights under the Pledge and Irrevocable Proxy Security Agreement.

ii.

The Note will be fully amortized over 23 months, with no interest, paid in equal monthly installments of $33,333, with the first payment to be made on the Closing Date and each consecutive payment to be made on the 15th day of each month for 22 consecutive months thereafter.

iii.

The Note shall bear a penalty of $100 per day for any late payment.

iv.

The Note shall be deemed in default in the event the monthly payment is more than ten days late, provided, however, that the Company shall have ten days following the receipt of written notice to cure such default.

v.

Seller shall have anti-dilution protection on any unredeemed Shares during the term of the Note which shall only be effective if there is a non-cured default under the Note.

b.

by delivery of a Pledge and Irrevocable Proxy Security Agreement substantially in the form attached hereto as Exhibit 1.4.b including the following material terms:

i.

Seller shall retain possession of the Shares until payment is received for such Shares provided that the Parties will agree on a schedule pursuant to which the Shares shall be turned over to the Company.

ii.

To provide additional security to the Seller for the Note, Company shall provide the Seller with a UCC-1 Financing Statement on the Shares.

1.5

Shareholder Rights of Review and Inspection.  For the duration of the Note, Seller shall have the right to review timely internal financial statements and request any reasonable reports they deem necessary. Seller reserves the right to visit and/or inspect any Company facility during the life of the Note during reasonable business hours and upon reasonable notice.

1.6

Deliveries by Company.  At the Closing, Company shall deliver the following:

a.

To the Seller, the Note;

b.

To the Seller, Resolutions of the Board of Directors authorizing the Company to redeem the Shares in accordance with this Agreement; and

c.

All other documents, instruments and writings required by this Agreement to be delivered by Company at the Closing.

1.7

Insurance.  On or before closing, the Company shall take out a term life insurance policy on the life of Frank Erhartic, Jr. immediately after Closing with a face value of $750,000 for the term of the Note at the Company’s expense.  The Company shall assign to Seller the proceeds of such policy in an amount sufficient to satisfy all amounts due under the Note to the Seller.

1.8

Representation.  Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada.  This Agreement constitutes a valid and binding obligation of the Company, enforceable against it in accordance with its terms.  The Company is authorized to enter into the transactions contemplated by this Agreement.

1.9

Capitalization.  The authorized capital stock of the Company consists of 310,000,000 authorized shares of stock, par value $.001, of which 300,000,000 are common shares and 10,000,000 are preferred shares, of which 99,892,229 common shares and no preferred shares are presently issued and outstanding.  As of the Closing Date, there will not be outstanding any warrants, options or other agreements on the part of the Company obligating the Company to issue any additional shares of equity securities or any of its securities of any kind.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller warrants and represents:

a.

The Seller is not a party to any agreement, written or oral, creating rights in respect of any of the Shares in any third person or relating to the voting of the Shares.

b.

Seller is the lawful owner of the Shares, free and clear of all security interest, liens, encumbrances, equities and other charges.

c.

There are no existing warrants, options, stock purchase agreements, or restrictions of any nature, relating to the Shares.

ARTICLE 3

GENERAL

3.1

Survival. Each of the Parties to this Agreement covenants and agrees that the representations, warranties, covenants and statements and agreements contained in this Agreement shall survive the Closing Date.

3.2

Entire Agreement.  This Agreement, together with the Exhibits referred to herein, which are incorporated herein by this reference, and the agreements referred to herein, shall constitute the entire agreement between the Parties hereto with respect to the transactions contemplated hereby.

3.3

Choice of Law.  This Agreement and the rights of the Parties hereunder shall be governed by and construed in accordance with the laws of the State of California including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.

3.4

Jurisdiction.  The Parties submit to the jurisdiction of the Courts of the County of Orange, State of California or a Federal Court empaneled in the State of California for the resolution of all legal disputes arising under the terms of this Agreement, including, but not limited to, enforcement of any arbitration award.

3.5

Expenses.  Each Party hereto shall bear their own expenses incurred pursuant to this Agreement except as otherwise specifically set forth herein.

3.6

Invalid Provisions.  If any provision hereof is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable.  This Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance wherefrom.  Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically by the Company as a part hereof a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and legal, valid and enforceable.

3.7

Number and Gender of Words.  When the context so requires in this Agreement, words of gender shall include either or both of the other genders and the singular number shall include the plural.

3.8

Assignment. This Agreement shall be binding upon the Parties, their successors and assigns, and prior to the Closing Date shall not be assignable without the express written consent of all Parties.

3.9

Amendments.

This Agreement may be amended only by a written agreement executed by all of the Parties.

3.10

Notices.  Any notice, request, instruction, or other document required by the terms of this Agreement, or deemed by any of the Parties to be desirable, to be given to any other party hereto shall be in writing and shall be given by personal delivery, overnight delivery, or mailed by registered or certified mail, postage prepaid, with return receipt requested, to the addresses of the Parties as follows:

a.

To:

 “Seller”

Clinton J. Sallee

15303 Ventura Boulevard, Suite 1510

Sherman Oaks, CA 91403

Frederick T. Manlunas

15303 Ventura Boulevard, Suite 1510

Sherman Oaks, CA 91403

b.

To:

“Buyer”

Sitestar Corporation

7109 Timberlake Road

Lynchburg, VA  24502

Attn: Frank Erhartic, Jr., President

c.

With Copy To:

Oswald & Yap

16148 Sand Canyon Avenue

Irvine, CA 92618

Fax:

(949) 788-8980

Attn:

Lynne Bolduc, Esq.

The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid.  If notice is given by personal delivery or overnight delivery in accordance with the provisions of this Section, said notice shall be conclusively deemed given at the time of such delivery provided a receipt is obtained from the recipient.  If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given upon receipt and delivery or refusal.

3.11

Authority.

Each Party executing this Agreement warrants his authority to execute this Agreement.

3.12

Attorneys’ Fees.  In the event any Party hereto shall commence legal proceedings against the other to enforce the terms hereof, or to declare rights hereunder, as the result of a breach of any covenant or condition of this Agreement, the prevailing party in any such proceeding shall be entitled to recover from the losing party its costs of suit, including reasonable attorneys' fees, as may be fixed by the court.

3.13

Counterparts.

This Agreement may be executed in several counterparts and it shall not be necessary for each party to execute each of such counterparts, but when all of the Parties have executed and delivered one of such counterparts, the counterparts, when taken together, shall be deemed to constitute one and the same instrument, enforceable against each party in accordance with its terms.

3.14

Facsimile Signatures.

The Parties hereto agree that this Agreement may be executed by facsimile signatures and such signatures shall be deemed originals.  The Parties further agree that within ten days following the execution of this Agreement, they shall exchange original signature pages.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been executed by each of the individual Parties hereto, all on the date first above written.

“SELLER”

  /s/ Clinton J. Sallee

  /s/ Frederick T. Manlunas

By:

Clinton J. Sallee

By:

Frederick T. Manlunas

“PURCHASER”

SITESTAR CORPORATION

  /s/ Frank Erhartic, Jr.

By:

Frank Erhartic Jr.

Its:

President